Exhibit 21.1

Name of Subsidiary	State/Country of Incorporation
Unless otherwise noted all subsidiaries listed are, directly or indirectly, wholly owned by ModivCare Inc.

ModivCare Solutions, LLC (formerly LogistiCare Solutions, LLC)	Delaware
Circulation, Inc.	Delaware
Health Trans, Inc.	Delaware
Provado Technologies, LLC	Florida
Red Top Transportation, Inc.	Florida
Ride Plus, LLC	Delaware
Ingeus Investments Limited	United Kingdom
Ingeus, LLC	Saudi Arabia
Prometheus Holdco, LLC (43.6% owned)	Delaware
Socrates Health Holdings, LLC	Delaware
National MedTrans, LLC	New York
OEP AM, Inc.	Delaware
AM Intermediate Holdco, Inc.	Delaware
AM Holdco, Inc. (dba Simplura Health Group)	Delaware
All Metro Health Care Services, Inc.	Delaware
CGA Holdco, Inc.	Delaware
Multicultural Home Care, Inc.	Massachusetts
Personal In-Home Services, Inc.	West Virginia
A&B Homecare Solutions, LLC	Connecticut
All Metro Home Care Services, Inc.	Delaware
Caregivers On Call, Inc.	Delaware
All Metro Field Service Workers Payroll Services Corporation	Delaware
All Metro CGA Payroll Services Corporation	Delaware
All Metro Management and Payroll Services Corporation	Delaware
All Metro Home Care Service of New York, Inc.	New York
All Metro Home Care Services of Florida, Inc.	Delaware
All Metro Home Care Services of New Jersey, Inc.	Delaware
All Metro Aids Inc.	New York
All Metro Payroll Services Corporation	New York
Independence Healthcare Corporation	Massachusetts
CareGivers America, LLC	Pennsylvania
CareGivers America Medical Staffing, LLC	Pennsylvania
CareGivers Alliance, LLC	Pennsylvania
CareGivers America Registry, LLC	Pennsylvania
ARU Hospice, Inc.	Pennsylvania
Helping Hand Home Health Care Agency, Inc.	Pennsylvania
CareGivers America Home Health Services, LLC	Pennsylvania
CareGivers America Medical Supply, LLC	Pennsylvania
CGA Staffing Services, LLC	Pennsylvania
Arsens Home Care, Inc.	Pennsylvania
ARUBU, Inc.	Pennsylvania
Helping Hand Hospice, Inc.	Pennsylvania
Panhandle Support Services, Inc.	West Virginia
ABC Homecare, LLC	Connecticut
TriMed, LLC	Utah
Metropolitan Medical Transportation IPA, LLC	New York
Florida MedTrans Network MSO, LLC	Florida
Florida MedTrans Network, LLC	Florida
California MedTrans Network MSO, LLC	California

California MedTrans Network IPA, LLC	California
NEMT Insurance DE LLC, Series 1 (90% owned)	Delaware